UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 6, 2013

EOS PETRO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-53246	98-0550353
(Commission File Number)	(IRS Employer Identification No.)

1999 Avenue of the Stars, Suite 2520
Los Angeles, California	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 552-1555
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreements; Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

LowCal Industries Loan Agreements

On November 6, 2013, Eos Petro, Inc. (the “Company”), and Eos Global Petro, Inc., a wholly-owned subsidiary of the Company (“Eos”), entered into a second amendment with LowCal Industries, LLC and certain affiliates of LowCal (collectively referred to herein as “LowCal”) to a secured promissory note and various related documents, originally dated as of February 8, 2013 (as amended through November 6, 2013, collectively referred to herein as the “LowCal Agreements”).

As part of the second amendment to the LowCal Agreements, the Company, Eos and LowCal entered into the following: (i) a Second Amendment to the LowCal Agreements, (ii) a Second Amended Loan Agreement and Note; (iii) a Common Stock Purchase Agreement; (iv) a Cure Period Agreement; and (v) a Lock-Up/Leak-Out Agreement.

Pursuant to the LowCal Agreements, LowCal agreed to purchase from Eos, for $4,980,000.00, a promissory note in the principal amount of $5,000,000.00, with interest at 10% per annum. The first $2,500,000.00 of the note was purchased prior to November 6, 2013. The remaining $2,500,000.00 of the note is to be purchased in installments as further set forth in the LowCal Agreements from November 7, 2013 through January 9, 2014.

The principal and all interest on the note are due in one installment on or before December 31, 2014. At any time while the note is outstanding, LowCal may elect to convert the principal and all accrued but unpaid interest on the note into restricted shares of the Company’s common stock at a conversion price of $4.00 per share. The Company may offer to prepay the note, and must offer to prepay the note with any funds it receives from specified sources, but LowCal may decline to accept any such prepayments towards the note if LowCal complies with certain conditions set forth in the LowCal Agreements. On or before January 9, 2014, the note will also be secured by a first priority blanket security interest in Eos’ collateral and other rights in certain of Eos and the Company’s existing agreements.

On the date that the note has been repaid in full, LowCal shall be entitled to receive from Eos an exit fee, payable in cash and stock, in the following amounts: (i) 50,000 restricted shares of Company’s common stock (the “LowCal Exit Stock”); and (ii) cash in an amount equal to 10% of the total principal amount of the note

When the LowCal Agreements were first entered into on February 8, 2013, LowCal agreed to purchase 500,000 shares of Series B preferred stock of the Company for $10,000.00, and when the LowCal Agreements were amended on April 23, 2013, LowCal agreed to purchase an additional 450,000 shares of Series B preferred stock of the Company for $10,000.00. When the LowCal Agreements were amended on November 6, 2013, LowCal agreed to purchase an aggregate of up to an additional 1,000,000 restricted shares of the Company’s common stock (the “LowCal Shares”) for par value on the closing date of the LowCal Agreements, which is anticipated to occur on or before January 9, 2014. The total amount of LowCal Shares which LowCal may actually purchase on the closing date of the LowCal Agreements is dependent on LowCal timely making all remaining payments on the purchase price for the note. If a payment is missed, the total amount of LowCal Shares will be proportionately reduced. LowCal executed a Lock-Up/Leak-Out Agreement, which restricts LowCal’s ability to sell these shares and any other shares of the Company it obtains. In addition, LowCal received piggy back registration rights for the shares it may receive pursuant to the note.

The foregoing description of the terms, conditions and restrictions of the LowCal Agreements does not purport and is not intended to be complete, and is qualified in its entirety by the complete text of the copies of the documents in Exhibits 10.1 through 10.5, attached to this Report and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

To the extent required by Item 3.02 of Form 8-K, the information contained in Items 1.01 and 2.03 above regarding the LowCal Shares and the LowCal Exit Stockare incorporated by reference in this Item 3.02.

All of the unregistered sales of equity securities disclosed in this Form 8-K were sold in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and such securities constitute “restricted securities” under Rule 144 of the Securities Act. Based on representations made by LowCal, the Company believes the offerings satisfied all terms and conditions of §230.506 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Note	Description
10.1		Second Amendment to the LowCal Agreements, dated as of November 6, 2013, by and among Eos Global Petro, Inc., Eos Petro, Inc., LowCal Industries, LLC, Sail Property Management Group, LLC and LowCo [EOS/Petro], LLC.
10.2		Second Amended and Restated Loan Agreement and Secured Promissory Note, dated as of November 6, 2013, by and among Eos Global Petro, Inc., and LowCal Industries, LLC.
10.3		Common Stock Purchase Agreement, dated as of November 6, 2013, 2013, by and among Eos Petro, Inc., LowCal Industries, LLC, and LowCo [EOS/Petro], LLC.
10.4		Lock-up/Leak-out Agreement, dated as of November 6, 2013, by and among Eos Petro, Inc., and LowCal Industries, LLC.
10.5		Side Letter Agreement dated November 6, 2013, by and among Eos Global Petro, Inc., Eos Petro, Inc., LowCal Industries, LLC, Sail Property Management Group, LLC and LowCo [EOS/Petro], LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 13, 2013

EOS PETRO, INC.

By:	/s/ Nikolas Konstant
Nikolas Konstant

Chairman of the Board and Chief Financial Officer